LOAN AGREEMENT

Moscow	June 26, 2012

THIS LOAN AGREEMENT (this "Agreement") is made and entered into this 26th day of June 2012 (the "Effective Date"), by and between Green Venture Group, LLC, represented by its Manager, Mike Zoi, acting pursuant to the Certificate of Formation/Operating Agreement of Green Venture Group, LLC (“Lender”) and OOO Net Element Russia, represented by General director Trofimov Vladimir Ivanovich acting pursuant to the Charter (“Borrower”).

Further in the text Lender and Borrower shall be together referred to as – the “Parties,” and individually – the “Party.”

NOW THEREFORE, in consideration of the following premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Loan. Lender agrees to make a loan in the amount of One hundred fifty million rubles (RUB 150 000 000) (the "Loan Amount") to the Borrower, due and payable on the Maturity Date (as defined below in Section 4 of the present Agreement) in accordance with the provisions hereof.

2. Funding of Loan. Within five (5) business days from the Effective Date, Lender will disburse the Loan Amount by one or more wire transfers of immediately available funds to Borrower. The date upon which such wire transfer is completed and fully accumulated on the bank account of the Borrower will be the "Funding Date."

(a) Lender’s funding instructions: bank wire using on-line banking system wire website. Any commissions, levies, duties and any other costs and payments incurred in respect of wire transfer of the Loan Amount from the Lender to the Borrower shall be covered by the Lender.

(b) Purpose of Funding. The Borrower shall use the Loan Amount for working capital, development of its business, distribution of funds among its subsidiaries and placing the funds to deposit at a bank / credit institution.

3. Interest. From the Funding Date the Loan Amount shall accrue interest at the rate of 8.15% (eight point fifteen percent) per annum, the interest to be accrued on annual basis except with respect to any prepayment of the Loan Amount, in which case the interest shall be calculated on the basis of each calendar day of the Loan Amount remains outstanding). The Loan Amount and all interest accrued thereon shall be repaid on the Maturity Date (as defined below in Section 4 of the present Agreement).

4. Loan Repayment. The Borrower shall repay the Loan Amount, and any interest accrued and unpaid thereon on November 1, 2012 (the "Maturity Date"). The Borrower shall be entitled to prepay the Loan Amount fully or partially at any time without penalty, compensation or charge.

5. Collateral. The Borrower’s obligations under the present Agreement are not subject to any lien or pledge.

6. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Loan Agreement:

(a) If the Borrower:

(i) applies for or consents to the appointment of a temporary manager, arbitration manager, receiver or liquidator of itself or of all or a substantial part of its property,

(ii) admits in writing its inability to pay its debts generally as they mature,

(iii) makes a general assignment for the benefit of any of its creditors,

(iv) is voluntarily dissolved or liquidated,

(v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it,

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or

(b) If the Borrower seeks the appointment of a a temporary manager, arbitration manager, receiver or liquidator of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(c) If the Borrower fails to pay the Loan Amount and/or accrued interest when due and payable and such failure continues for sixty (60) business days from the date of receipt of written notice of such failure from the Lender.

If, in the case of a payment default, payment is not received, or, in the event of any other default, if such default is not cured, within sixty (60) calendar days following demand by Lender, then an Event of Default shall be deemed to have occurred and Lender may accelerate repayment of the Loan Amount and may take any actions to obtain repayment of principal, interest and costs associated with any collection effort.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Russian Federation.

8. Arbitration.

(a) The Parties shall strive to settle any discrepancy or dispute arising out of and in connection with the present Agreement in amicable way by negotiations.

(b) Any disputes and misunderstandings that cannot be resolved amicably by negotiations shall be transferred by the Parties to jurisdiction of the state arbitration court of Moscow.

9. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day and (ii) on the next business day after timely delivery to a reputable overnight courier, to the parties at the following addresses:

(a)	If to Lender, to:

Attention:	Green Venture Group, LLC
Mike Zoi, Manager
1450 S. Miami Avenue
Miami, FL 33130
USA
Phone: +1 305 507 8808

or to such other Person or address as Lender shall furnish by notice to the other parties in writing.

(b)	If to the Borrower, to:

OOO Net Element Russia
Attention: Trofimov Vladimir
1450 S. Miami Ave Miami, FL 33130
Fax: +1-888-567-0701

with a copy to:
Jurinflot law firm
Attention: Valery Mandriouc
109147, Russian Federation, Moscow,
34 Marksistskaya St., p/o. box 60
Fax: (+7-495) 792-57-00

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10. Attorneys Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to all reasonable attorneys' fees and costs incurred in connection with any trial, arbitration, or other proceeding as well as all other relief granted in any suit or other proceeding.

11. Rubles Denominated. All transactions herein shall be in Russian rubles.

12. Entire Understanding. This Agreement contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings and arrangements relating to the subject matter hereof. No amendment, modification or other change to, or waiver of any provision of this Agreement may be made unless such amendment, modification or change is set forth in writing and is signed by each of the parties hereto.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission.

14. Assignment. Upon the transfer of the debt pursuant to this Agreement or any portion thereof, the rights of Lender hereunder with respect to the debt or portion thereof so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a party to this Agreement as though an original signatory hereto, as long as:

(i) the Borrower is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, and

(ii) the transferee agrees in writing with the Borrower to be bound by all of the provisions hereof.

15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Lender:

GREEN VENTURE GROUP, LLC
1450 S. Miami Avenue, Miami, FL 33130, USA
JPMorgan Chase Bank, N.A.
ABA Number – 021 000 021
USD SWIFT – CHASUS33
Account Number – 30 1158 9891
For Account of – GREEN VENTURE GROUP LLC

By:	/s/ Mike Zoi
Mike Zoi, Manager

Borrower:

OOO NET ELEMENT RUSSIA
123317, Russian Federation, Moscow,
12 Presnenskaya Naberejnaya, 49 floor, premise VI, appt. 1-7

TIN 7703764517, KPP 770301001,

OGRN 1127746179637,

Account Number 40702810502720000090

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Bank name: Alfa-Bank Moscow

Bank account number 30101810200000000593

BIC 044525593

SWIFT: ALFARUMM

By:	/s/ Trofimov V.I.
Name: Trofimov V.I., General Director

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